Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-120232 of US LEC Corp. on Form S-4 of our report dated March 22, 2004, appearing in the Annual Report on Form 10-K of US LEC Corp. for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

November 22, 2004